SECURITIES PURCHASE AGREEMENT


         THIS SECURITIES PURCHASE AGREEMENT (this "Agreement") is made as of this 14th day of January, 1999, by and between Mountaingate Productions, LLC., a California limited liability company (the "Purchaser") and The Producers Entertainment Group Ltd. (the "Company").

                                 R E C I T A L S


         WHEREAS, the Company desires to sell to the Purchaser and the Purchaser desires to purchase from the Company 1,300,000 shares of the Company's Series C Preferred Stock, par value $.001 per share (the "Shares"), for a purchase price of $.001 per share; and

         WHEREAS, the terms of the Preferred Stock are set forth on Exhibit A hereto.

                                A G R E E M E N T

         NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

          1. SALE AND DELIVERY OF SHARES. As of the date hereof, the Company agrees to sell to the Purchaser and the Purchaser agrees to purchase from the Company the Shares for an aggregate purchase price of One Thousand Three Hundred Dollars ($1,300) by delivery of a check for the full purchase price to the Company. In exchange for such check, the Company shall deliver the Purchaser certificates representing the Shares in the name of the Purchaser.

          2. STOCK CERTIFICATES. The certificates evidencing the Shares shall bear legends substantially in the following form:

         "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, ASSIGNED, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE ACT AND THE RULES AND REGULATIONS OF THE SECURITIES AND EXCHANGE COMMISSION THEREUNDER."

          3. SECURITIES LAW RESTRICTIONS. None of the Shares or any shares of Common Stock of the Company issuable upon conversion of the Shares shall be sold, transferred, assigned, pledged, encumbered or otherwise disposed of (with or without consideration) (each a "Transfer") and the Company shall not be required to register any such Transfer and the Company may instruct its transfer agent not to register any such Transfer, unless and until all of the following events shall have occurred:

               a. the Shares or the shares of Common Stock issued upon conversion of the Shares are Transferred pursuant to and in conformity with (i)
(x) an effective registration statement filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or (y) an exemption from registration under the Securities Act, and (ii) the securities laws of any state of the United States; and

               b. Purchaser has, prior to the Transfer of such Shares, and if requested by the Company, provided all relevant information to Company's counsel so that upon Company's request, Company's counsel is able to, and actually prepares and delivers to the Company a written opinion that the proposed Transfer (i) (x) is pursuant to a registration statement which has been filed with the Commission and is then effective, or (y) is exempt from registration under the Securities Act as then in effect, and the rules and regulations thereunder, and (ii) is either qualified or registered under any applicable state securities laws, or exempt from such qualification or registration. The Company shall bear all reasonable costs of preparing such opinion.

          4. MARKET STAND-OFF. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, Purchaser shall not sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or otherwise agree to engage in any of the foregoing transactions with respect to the Shares or any shares of Common Stock issued upon conversion of the Shares without the prior written consent of the Company or its underwriters, for such period of time from and after the effective date of such registration statement as may be requested by the Company or such underwriters; provided, however, that in no event shall such period exceed 180 days or such other period as is reasonably requested by the managing underwriter. This Section 4 shall only remain in effect for the two-year period immediately following the date hereof and shall thereafter terminate and cease to be in force or effect. Purchaser agrees to execute and deliver to the Company such further documents or instruments as the Company reasonably determines to be necessary or appropriate to effect the provisions of this Section 4. In the event of any stock dividend, stock split, recapitalization, or other change affecting the Company's outstanding Common Stock effected without receipt of consideration, any new, substituted, or additional securities distributed with respect to the Shares shall be immediately subject to the provisions of this Section 4, to the same extent the Shares are at such time covered by such provisions. In order to enforce the provisions of Section 4, the Company may impose stop-transfer instructions with respect to the Shares until the end of the applicable stand-off period.

          5. REPRESENTATIONS OF PURCHASER. The Purchaser has been advised that the Shares have not been registered and will not be registered under the Securities Act nor qualified under any state blue sky law, on the ground that no distribution or public offering of any of the Shares is to be effected, and that in this connection the Company is relying in part on the representations of the Purchaser set forth in this Section 5. The Purchaser represents, warrants and covenants that:

               a. Purchaser is an "accredited investor" as such term is defined in the rules and regulations promulgated under the Securities Act;

               b. Purchaser has such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of an investment in the Shares and has the capacity to protect its own interest in connection with the acquisition of the Shares;

               c. Purchaser has the financial ability to bear the economic risk of its investment, has adequate means for providing for its current needs and foreseeable contingencies, has no need now, and anticipates no need in the foreseeable future, to sell the Shares, is able to hold the Shares for an indefinite period of time and can afford a complete loss of its investment;

               d. Purchaser is acquiring the Shares for its own account and not with a view to or for sale in connection with any resale or distribution of such Shares in violation of the Securities Act;

               e. At no time was Purchaser presented with or solicited by any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement or any other form of general advertising or solicitation for the purchase of the Shares;

               f. Purchaser understands that there is no public market for the Shares Purchaser acquires and that such Shares must be held indefinitely unless the Transfer (as defined above) of such Shares is registered, or exempt from registration, under the Securities Act and that transferability of the Shares will be limited as provided by this Agreement and applicable federal and state securities laws;

               g. Purchaser and/or Purchaser's representatives have been afforded full and free access to corporate books, financial statements, records, contracts, documents, and other information concerning the Company and its offices and facilities, have been afforded an opportunity to ask such questions of the Company's officers and employees concerning the Company's business, operations, financial condition, assets, liabilities and other relevant matters as deemed necessary or desirable, and have been given all such information as has been requested, in order to evaluate the merits and risks of the investment in the Shares;

               h. Purchaser understands that any projections delivered to Purchaser with respect to the Company or its business are estimates of future performance which are inherently inaccurate, and that such projections are not a guarantee of future performance and that Purchaser is not relying on the accuracy of any such projections in making an investment in the Company; and

               i. Purchaser understands that an investment in the Shares involves a high degree of risk and acknowledges that the Company has provided Purchaser with a document discussing certain risk factors that have been carefully considered by Purchaser.

          7. GENERAL.

               a. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE. JURISDICTION AND VENUE OVER ANY LEGAL ACTION BROUGHT HEREUNDER SHALL RESIDE EXCLUSIVELY IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA.

               b. The section headings herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

               c. This Agreement, and the parties's rights and obligations hereunder, may not be assigned by either party.

               d. This Agreement may be amended, modified, superseded or canceled, and the terms or covenants hereof maybe waived, only by a written instrument executed by both of the parties hereto, or, in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

               e. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

               f. This Agreement constitutes the entire agreement between the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein.

         IN WITNESS WHEREOF, this Agreement has been duly executed on behalf of the parties hereto by their duly authorized representatives as of the date first written above.

                                    THE PRODUCERS ENTERTAINMENT GROUP LTD.


                                    By:     /S/ ARTHUR BERNSTEIN
                                            --------------------------
                                    Its:    EXECUTIVE VICE PRESIDENT
                                            --------------------------


                                    MOUNTAINGATE PRODUCTIONS, LLC


                                    By:      /S/ IRWIN MEYER
                                             --------------------------
                                    Its:     PRESIDENT
                                             --------------------------

                                   EXHIBIT A
                                   ---------

                          CERTIFICATE OF DESIGNATIONS,
                  PREFERENCES, LIMITATIONS AND RELATIVE RIGHTS
                     OF SERIES C CONVERTIBLE PREFERRED STOCK
                                       OF
                     THE PRODUCERS ENTERTAINMENT GROUP LTD.


          THE PRODUCERS ENTERTAINMENT GROUP LTD., a corporation organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that the following resolutions were adopted by the Board of Directors of the Corporation (the "Board of Directors") pursuant to authority conferred upon the Board of Directors in the Restated Certificate of Incorporation and pursuant to the provisions of Section 151 of the Delaware General Corporation Law:

          RESOLVED, that, pursuant to the authority granted to and vested in the Board of Directors, in accordance with the provisions of the Certificate of Incorporation (as amended from time to time) of the Corporation, the Board of Directors hereby creates out of the Corporation's previously authorized preferred stock, $.001 par value per share, of the Corporation a series of preferred stock to consist of not more than Three Million (3,000,000) shares, and the Board of Directors hereby fixes the designation and the powers, preferences and rights, and the qualifications, limitations or restrictions of the shares of such series as follows:

          1. DESIGNATION. This resolution shall provide for a single series of convertible preferred stock, the designation of which shall be as follows: Three Million (3,000,000) shares of convertible preferred stock are hereby designated "Series C Preferred Stock." The stated value of each share of Series C Preferred Stock is $.001 (the "Stated Value"). The number of authorized shares of Series C Preferred Stock may be reduced or increased by a further resolution duly adopted by the Board of Directors of the Corporation and by the filing of an amendment to the Corporation's Certificate of Incorporation pursuant to the provisions of the General Corporation Law of the State of Delaware stating that such reduction or increase has been so authorized.

          2. VOTING. Except as expressly required by the laws of the State of Delaware or as set forth herein, the holders of the Series C Preferred Stock shall have no voting rights. Any corporate action that may require a vote of the holders of the Series C Preferred Stock as a class shall be deemed to have been approved by that class upon the affirmative vote by the holders of a majority of the issued and outstanding Series C Preferred Stock unless a higher voting requirement is imposed by the Delaware General Corporation Law. If any corporate action shall require a vote of the holders of the Series C Preferred Stock other than as a class, the Series C Preferred Stock shall vote with the Corporation's common stock, $.001 par value per share (the "Common Stock") as if the Series C Preferred Stock had been fully converted three (3) business days prior to the date of the vote.

            3.          DIVIDENDS.

               3.1 RATE. Holders of Series C Preferred Stock shall be entitled to receive, out of any funds of the Corporation legally available for that purpose, non-cumulative dividends from the date of issuance at the rate of 8% per year per share of Preferred Stock, payable quarterly (pro-rated for partial quarters) in arrears in cash, or, at the option of the Corporation, in shares of its Free-Trading Common Stock (as defined herein) at the applicable Conversion Rate (as defined in Section 5.2 below), on the first day of April, July, October and January of each year commencing July 1, 1999 (each such date being hereinafter individually referred to as the "Dividend Payment Date" and collectively as the "Dividend Payment Dates"); PROVIDED, HOWEVER, that such dividends will only be paid to holders of Series C Preferred Stock in the event the Corporation has earnings in any fiscal year greater than $1.0 million. Notwithstanding the preceding sentence, should the Corporation in its discretion determine to pay said dividends in shares of Free Trading Common Stock, then all unpaid dividends shall be paid at the time of each conversion of the Series C Preferred Stock, such that upon each conversion of the Series C Preferred Stock by the holder thereof, the Corporation shall pay all unpaid dividends owed as of the date of such conversion. Each such dividend shall be paid to the holders of record of the Series C Preferred Stock as they appear on the books of the Corporation on the record date which shall be not less than 30 days prior to the related Dividend Payment Date. Dividends on the Series C Preferred Stock shall be declared and paid to the extent the Corporation is legally able to do so and shall be cumulative to the extent not declared and paid. Holders of Series C Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full dividends as herein provided on the Series C Preferred Stock. "Free-Trading Common Stock" shall mean shares of Common Stock that are either "restricted securities" as defined in Rule 144 under the Securities Act of 1933 (the "Securities Act"), but the resales of such shares have been registered under a registration statement filed with the United States Securities and Exchange Commission or are otherwise freely tradable without restriction.

               3.2 DIVIDENDS ON COMMON STOCK. No dividends (other than those payable solely in Common Stock) shall be paid with respect to the Common Stock during any fiscal year of the Corporation unless all unpaid dividends and the quarterly dividend on the shares of Series C Preferred Stock for the then current dividend period shall have been declared and a sum sufficient for the payment thereof set apart. No shares of Common Stock shall be purchased, redeemed or acquired by the Corporation, and no funds shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof except (A) in transactions aggregating not more than $100,000.00 per year, (B) in transactions resulting from a legal obligation of the Corporation to redeem, purchase or otherwise acquire its securities arising prior to the date hereof, or (C) pursuant to Section 5.1 herein.

          4. REDEMPTION. Except as provided in Section 3.2 herein, the Series C Preferred Stock shall not be redeemable at any time prior to January 1, 2004. Thereafter, the Corporation, on the sole authority of its Board of Directors, may, at its option and at any time prior to notice of conversion of the Series C Preferred Stock by the holder thereof as hereinafter provided, redeem all or any part of the Series C Preferred Stock at the time issued and outstanding for an amount in cash equal to 110% of the Stated Value per share plus any unpaid dividends. Except as provided in Section 3.2 herein, if less than all the Series C Preferred Stock are to be redeemed, then such redemption shall be pro rata based on the number of Series C Preferred Stock owned of record by each Preferred Shareholder. Written notice of redemption stating the date and place of redemption and the amount of the redemption price shall be mailed by the Corporation not less than 30 days nor more than 60 days prior to the redemption date to the record holders of the shares to be redeemed directed to their last known address as shown by the Corporation's records. If notice of redemption is given as provided above and if on the redemption date the Corporation has set apart in trust for the purpose sufficient funds for such redemption, then from and after the redemption date, notwithstanding that any certificate for such shares has not been surrendered for cancellation, the Series C Preferred Stock called for redemption shall no longer be deemed to be outstanding and all rights with respect to such shares shall forthwith cease and terminate, except only the right of the holders thereof to receive the redemption price without interest upon surrender of certificates representing the shares called for redemption. Any monies remaining in trust after one year from the redemption date shall be returned to the Corporation and thereafter holders of certificates for such shares shall look only to the Corporation for the redemption price thereof. Upon conversion of any Series C Preferred Stock called for redemption into Common Stock, then the portion of the monies held in trust for redemption of such shares shall forthwith be returned to the Corporation.

          5. CONVERSION.

               5.1 PROHIBITION AGAINST SHORT SALES. No holder of Series C Preferred Stock shall directly or indirectly effect a short sale of the Corporation's Common Stock for the holder's own account or for the account of a Related Person. "Short sale" shall mean any sale of a security which the seller does not beneficially own or any sale which is consummated by the delivery of a security borrowed by, or for the account of, the seller, in either case whether or not the seller is the owner of Common Stock at the time of such sale. "Related Person" shall mean (A) any member of the holder's immediate family; (B) any entity of which the holder is an officer, director, or holder of a position having comparable duties or responsibilities; (C) any entity in which the holder is the owner of an equity interest; and (D) any person which would be deemed to be an "affiliate" of the holder as that term is defined in the Securities Act of 1933 or the rules and regulations promulgated thereunder.

               5.2 CONVERSION RATE. So long as a holder of Series C Preferred Stock is not in breach of Section 5 herein and subject to Section 5.8 herein, such holder shall have the right to surrender the certificate or certificates evidencing such shares and receive in lieu and in conversion thereof, and in lieu of unpaid dividends thereon, shares of the Corporation's Common Stock. Each share of Series C Preferred Stock may be converted, at any time at the option of the holder in its sole and absolute discretion, into one share of Common Stock, at a price of $0.50 per share.

               5.3 MECHANICS OF CONVERSION.

                    (a) HOLDER'S DELIVERY REQUIREMENTS. To convert Series C Preferred Stock into full shares of Common Stock, the holder thereof shall (A) deliver or transmit by facsimile, for receipt on or prior to 5:00 p.m., New York time (the "Conversion Notice Deadline") on the date of conversion, a copy of the fully executed notice of conversion ("Notice of Conversion") to the Corporation at the office of the Corporation or its designated transfer agent (the "Transfer Agent") with a copy also delivered to the Corporation, and (B) surrender to a common carrier for delivery to the office of the Corporation or the Transfer Agent, the original certificates representing the Series C Preferred Stock being converted (the "Preferred Stock Certificates"), duly endorsed for cancellation. The holder of the Series C Preferred Stock shall have the right to convert fewer than the full number of shares of Series C Preferred Stock held at any given time.

                    (b) CORPORATION'S RESPONSE. Upon receipt by the Corporation or the Transfer Agent of the Preferred Stock Certificates to be converted pursuant to a Notice of Conversion (or an indemnification undertaking reasonably satisfactory to the Corporation and the posting of a bond if and as reasonably required by the Company's transfer agent with respect to such shares in the case of their loss, theft or destruction) together with the originally executed Notice of Conversion, the Corporation shall, within two business days after the date of receipt (the "Deadline"), instruct the Transfer Agent to issue and surrender to a common carrier for either overnight or (if delivery is outside the United States) two (2) day delivery to the address as specified in the Notice of Conversion, a certificate for the number of shares of Common Stock to which the holder shall be entitled as aforesaid, and the Corporation shall take all reasonable steps to ensure that the Transfer Agent has complied with such instructions. In the case of a dispute as to the calculation of the conversion rate, the Corporation shall promptly issue to the holder the number of shares of Common Stock that is not disputed and shall submit the disputed calculations to its outside accountant via facsimile within one (1) day of receipt of such holder's Notice of Conversion. The Corporation shall cause the accountant to perform the calculations and notify the Corporation and the holder of the results no later than twenty-four (24) hours from the time it receives the disputed calculations. Such accountant's calculation shall be deemed conclusive absent manifest error. Should the Notice of Conversion specify a smaller number of Series C Preferred Stock to be converted than are represented by the Preferred Stock Certificate surrendered to the Corporation, then the Corporation shall immediately issue a new Preferred Stock Certificate representing the number of Series C Preferred Stock not yet converted, and deliver the same to the holder thereof along with the Common Stock as stated above.

                    (c) DATE OF CONVERSION. The date on which conversion occurs (the "Date of Conversion") shall be deemed to be the date set forth in such Notice of Conversion, provided (A) that the advance copy of the Notice of Conversion is faxed to the Corporation before 5:00 p.m., New York time, on the Date of Conversion, and (B) that the original Preferred Stock Certificates representing the Series C Preferred Stock to be converted, together with the originally executed Notice of Conversion, are surrendered by depositing such certificates and Notice with a common carrier, as provided above, and received by the Transfer Agent or the Corporation on or prior to the second (2nd) business day following the date set forth in the Notice of Conversion. In the event the Preferred Stock Certificates and the originally executed Notice of Conversion are not received on or prior to the second (2nd) business day after the date of the Notice of Conversion, the Notice of Conversion shall be deemed null and void and no conversion of Series C Preferred Stock shall be effected thereby. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated, as of the Date of Conversion, for all purposes as the record holder or holders of such shares of Common Stock on the Date of Conversion.

                    (d) Notwithstanding anything contained herein to the contrary, if any action is required herein to be taken by the Corporation or the Transfer Agent on a day which is not a business day, then such action shall be deemed to be timely if taken on the next following business day.

               5.4 OPTIONAL CONVERSION. At the option of the Corporation, if any Series C Preferred Stock remain outstanding on June 30, 2005, then all or any part of such Series C Preferred Stock as the Corporation elects shall be converted in accordance with Section 5.3 as if the holders of such Series C Preferred Stock had given the Notice of Conversion effective as of that date, and the Date of Conversion had been fixed as of June 30, 2005 for all purposes of Paragraph 5.3. Following notice by the Corporation to the holders, all holders of Preferred Stock certificates shall within five (5) business days after receipt of such notice surrender all Preferred Stock certificates, duly endorsed for cancellation, to the Corporation or the Transfer Agent, as the Corporation may direct. No person shall thereafter have any rights in respect of Series C Preferred Stock, except the right to receive shares of Common Stock on conversion thereof as provided in this Section 5.

               5.5 ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE OR SUBSTITUTION. If the Common Stock issuable upon the conversion of Series C Preferred Stock shall be changed into the same or a different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a reorganization, merger, consolidation or sale of assets provided for below), then and in each such event, the holder of each Preferred Share shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such Series C Preferred Stock might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

               5.6 MERGER OR OTHER TRANSACTIONS. In the event the Corporation, at any time while any of the Series C Preferred Stock are outstanding, shall be consolidated with or merged into any other corporation or corporations or shall sell or lease all or substantially all of its property and business as an entirety, then lawful provisions shall be made as part of the terms of such consolidation, merger, sale or lease so that the holder of any Series C Preferred Stock may thereafter receive in lieu of such Common Stock otherwise issuable to him upon conversion of his Series C Preferred Stock, but at the conversion rate which would otherwise be in effect at the time of conversion, as hereinbefore provided, the same kind and amount of securities or assets as may be issuable, distributable or payable upon such consolidation, merger, sale or lease with respect to Common Stock of the Corporation.

               5.7 FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares shall be issued upon conversion of Series C Preferred Stock. If more than one certificate shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares so surrendered. In lieu of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of Series C Preferred Stock, the number of shares of Common Stock issuable upon conversion shall be rounded up to the nearest whole share.

               5.8 RESERVATION OF COMMON SHARES. The Corporation shall at all times reserve and keep available out of its authorized but unissued Common Stock the number of shares of Common Stock deliverable upon conversion of all the issued and outstanding Series C Preferred Stock and shall take such action to obtain such permits or orders as may be necessary to enable the Corporation lawfully to issue such Common Stock upon the conversion of the Series C Preferred Stock.

            6. RIGHTS ON LIQUIDATION. In the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, resulting in any distribution of its assets to its shareholders, the holders of the Series C Preferred Stock then issued and outstanding shall be entitled to receive out of the assets of the Corporation available for distribution to its shareholders, an amount equal to the Stated Value per Preferred Share, and no more, before any payment or distribution of the assets of the Corporation is made to or set apart for the holders of Common Stock. If the assets of the Corporation distributable to the holders of Series C Preferred Stock are insufficient for the payment to them of the full preferential amount described above, such assets shall be distributed ratably among the holders of the Series C Preferred Stock. The holders of the Common Stock shall be entitled to the exclusion of the holders of the Series C Preferred Stock to share in all remaining assets of the Corporation in accordance with their respective interests. For purposes of this paragraph, a consolidation or merger of the Corporation with any other corporation or corporations shall not be deemed to be a liquidation, dissolution or winding up of the Corporation. Notwithstanding anything in these Articles of Amendment to the contrary, all shares of Series C Preferred Stock shall (i) rank senior to any class or series of capital stock of the Corporation hereafter created (unless otherwise agreed to by a majority of the holders of the Series C Preferred Stock then outstanding), and (ii) shall rank junior to all of the preferred stock of the Corporation issued and outstanding as of the date of execution of this Certificate.

            7. NOTICE. Any notice required to be given to the holders of Series C Preferred Stock or any securities issued upon conversion thereof shall be deemed to have been given upon the earlier of personal delivery or three days after deposit in the United States mails by registered or certified mail, return receipt requested, with postage fully prepaid, and addressed to each holder of record at his address as it appears on the stock transfer records of the Corporation. Any notice to the Corporation shall be in writing and shall be deemed to have been given only upon actual receipt thereof.

            8. LEGEND. All certificates representing the Series C Preferred Stock, all shares of Common Stock issued upon conversion thereof and any and all securities issued in replacement thereof or in exchange therefor shall bear such legends (or not) as shall be required by law or contract.

          IN WITNESS WHEREOF, THE PRODUCERS ENTERTAINMENT GROUP LTD. has caused its corporate seal to be affixed hereto and this certificate to be signed by its President and Secretary this 20th day of May, 1999.


                                    THE PRODUCERS ENTERTAINMENT GROUP LTD.


[S E A L]                           By: /S/ IRWIN MEYER
                                       -------------------------------------
                                       Irwin Meyer, Chief Executive Officer
ATTEST:

/S/ ARTHUR BERNSTEIN
-------------------------------
Arthur Bernstein, Secretary